Exhibit 99.1

ARES MANAGEMENT CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

NEW YORK--Ares Management Corporation (NYSE:ARES) today reported its financial results for its fourth quarter and full year ended December 31, 2024.

GAAP net income attributable to Ares Management Corporation was $177.3 million for the quarter ended December 31, 2024. On a basic and diluted basis, net income attributable to Ares Management Corporation per share of Class A and non-voting common stock was $0.72 for the quarter ended December 31, 2024.

After-tax realized income was $434.7 million for the quarter ended December 31, 2024. After-tax realized income per share of Class A common stock was $1.23 for the quarter ended December 31, 2024. Fee related earnings were $396.2 million for the quarter ended December 31, 2024.

“During 2024, we set many financial records, including our best year ever in gross fundraising and capital deployed. We raised $93 billion of new funds in 2024 and ended the year with $484 billion of AUM.” said Michael Arougheti, Chief Executive Officer of Ares. “We continued to expand our investment platform, diversify our distribution channels across institutional, wealth and insurance and generate compelling investment performance for our investors. As we head into 2025, we are optimistic that we are entering into a more active transaction environment which should create more investment opportunities for our platform.”

“With a record $95 billion of assets under management not yet paying fees, we are well positioned to invest opportunistically across a broad range of our strategies for investors and to drive continued strong growth in our key financial metrics over the next several years,” said Jarrod Phillips, Chief Financial Officer of Ares. “We are making excellent progress on GCP International and we now expect the transaction will close in the first quarter. We believe the GCP International business we are acquiring is well positioned and we expect progress on a number of new fundraising initiatives this year.”

Common Stock Dividend

Ares declared a quarterly dividend of $1.12 per share of its Class A and non-voting common stock, payable on March 31, 2025 to its Class A and non-voting common stockholders of record at the close of business on March 17, 2025.

Preferred Stock Dividend

Ares declared a quarterly dividend of $0.84375 per share of its 6.75% Series B mandatory convertible preferred stock, payable on April 1, 2025 to its preferred stockholders of record at the close of business on March 15, 2025.

Dividend Reinvestment Program

Ares has a Dividend Reinvestment Program for its Class A common stockholders that will be effective for the quarterly dividend on March 31, 2025. Equiniti Trust Company is engaged to administer the plan on behalf of Ares. Additional information can be located on the Investor Resources section of our website.

Additional Information

Ares issued a full detailed presentation of its fourth quarter and full year 2024 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Fourth Quarter and Full Year 2024 Earnings Presentation.”

2025 Annual Stockholders Meeting

The Board of Directors set April 7, 2025 as the record date for Ares’ 2025 Annual Meeting of Stockholders. The 2025 Annual Meeting of Stockholders will be held on June 6, 2025.

Conference Call and Webcast Information

Ares will host a conference call on February 5, 2025 at 10:00 a.m. (Eastern Time) to discuss fourth quarter and full year results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (800) 343-5172. International callers can access the conference call by dialing

+1 (203) 518-9856. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected and to reference the conference ID ARESQ424. For interested parties, an archived replay of the call will be available through March 5, 2025 to domestic callers by dialing +1 (800) 839-2475 and to international callers by dialing +1 (402) 220-7220. An archived replay will also be available through March 5, 2025 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager offering clients complementary primary and secondary investment solutions across the credit, real estate, private equity and infrastructure asset classes. We seek to provide flexible capital to support businesses and create value for our stakeholders and within our communities. By collaborating across our investment groups, we aim to generate consistent and attractive investment returns throughout market cycles. As of December 31, 2024, Ares Management Corporation's global platform had over $484 billion of assets under management, with operations across North America, Europe, Asia Pacific and the Middle East. For more information, please visit www.aresmgmt.com.

Forward-Looking Statements

Statements included herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Actual results may vary materially from those indicated in these forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management Corporation does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Greg Mason	Carl Drake
gmason@aresmgmt.com	cdrake@aresmgmt.com
(800) 340-6597	(800) 340-6597

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